UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported):   November 1, 2007
CBIZ, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25890 (Commission File Number)	22-2769024 (IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500 Cleveland, Ohio (Address of principal executive offices)	44131 (Zip Code)
216-447-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or By-Laws
     On November 1, 2007, the Board of Directors of CBIZ, Inc. (the “Company”) approved amendments to ARTICLE 6, Sections 6.1 and 6.3 of the Company’s Amended and Restated By-Laws (the “By-Laws”) to permit the issuance and transfer of uncertificated shares of its stock. This amendment was adopted to allow the Company to participate in the Direct Registration System which will be required of all NYSE-listed companies by January 1, 2008.
     The direct registration system enables investors to establish, either through the Company’s transfer agent or through the investor’s broker-dealer, a book-entry position on the books of the Company and to electronically transfer their position through the Depository Trust Company. The system also enables investors to have securities registered in their name without having a physical certificate issued. The description of the amendment to the By-Laws contained herein is qualified in its entirety by the complete text of the amendment to the By-Laws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01(d).   Exhibits.
(d) Exhibits
3.1     Amendment to CBIZ, Inc.’s Amended and Restated By-Laws.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 7, 2007	CBIZ, INC.
	By:	/s/ Michael W. Gleespen
		Name:	Michael W. Gleespen
		Title:	Corporate Secretary